Exhibit 99.1

PO Box 10, Manitowoc, WI 54221-0010 For further information, contact: Kevin M LeMahieu, Chief Financial Officer Phone: (920) 652-3200 / klemahieu@bankfirst.com

NEWS release

[For Immediate Release]

Bank First Announces Net Income for the Third Quarter of 2025

•	Net income of $18.0 million and $53.1 million for the three and nine months ended September 30, 2025, respectively

•	Earnings per common share of $1.83 and $5.36 for the three and nine months ended September 30, 2025, respectively

•	Annualized return on average assets of 1.64% and 1.61% for the three and nine months ended September 30, 2025, respectively

MANITOWOC, Wis, October 21, 2025 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $18.0 million, or $1.83 per share, for the third quarter of 2025, compared with net income of $16.6 million, or $1.65 per share, for the prior-year third quarter. For the nine months ended September 30, 2025, Bank First earned $53.1 million, or $5.36 per share, compared to $48.0 million, or $4.75 per share for the same period in 2024. After removing the impact of one-time expenses related to the acquisition of Centre 1 Bancorp, Inc., as well as net gains on the sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $18.8 million, or $1.91 per share, for the third quarter of 2025, compared with $16.5 million, or $1.65 per share, for the prior-year third quarter. For the first nine months of 2025 adjusted net income (non-GAAP) totaled $53.8 million, or $5.42 per share, compared to $47.6 million, or $4.71 per share for the same period in 2024.

“We are pleased to report that earnings per share through the first three quarters of 2025 increased by nearly 13% compared to the same period last year, despite incurring over $891,000 in merger expenses related to our acquisition of First National Bank & Trust in Beloit Wisconsin, which is scheduled to close on January 1, 2026,” stated Mike Molepske, Chairman and CEO of Bank First. “This continued growth in earnings was driven by mid-single-digit loan expansion and an increase in loan yields due to repricing. We expect loan repricing to continue boosting our loan portfolio yields for some time to come.”

Operating Results

Net interest income (“NII”) during the third quarter of 2025 was $38.3 million, up $1.6 million from the previous quarter and up $2.4 million from the third quarter of 2024. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $0.7 million, or $0.06 per share after tax, during the third quarter of 2025, compared to $0.6 million, or $0.05 per share after tax, during the previous quarter and $1.7 million, or $0.13 per share after tax, during the third quarter of 2024.

Net interest margin (“NIM”) was 3.88% for the third quarter of 2025, compared to 3.72% for the previous quarter and 3.76% for the third quarter of 2024. NII from purchase accounting increased NIM by 0.07%, 0.07% and 0.17% for each of these periods, respectively. A combination of yields on newly originated loans during the quarter exceeding the portfolio average, as well as strong yield improvements on maturing loans that renewed during the quarter, resulted in a 10 basis point increase in the average rate earned on the Bank’s loan portfolio compared to the prior quarter. In addition, repricing of maturing certificates of deposit during the quarter led to a 7 basis point decline in the average rate paid on the Bank’s interest-bearing liabilities.

Bank First recorded a provision for credit losses of $0.7 million during the third quarter of 2025, compared to $0.2 million during the previous quarter. The Bank did not record a provision for credit losses during the third quarter of 2024. Provision expense was $1.3 million for the first nine months of 2025 compared to $0.2 million for the same period during 2024. Provision expense recorded during the third quarter of 2025 was the result of increasing balances in the Bank’s loan portfolio. The Bank experienced negligible net loan losses during the quarter, and its asset quality metrics remain strong.

Noninterest income was $6.0 million for the third quarter of 2025, compared to $4.9 million for the prior quarter and third quarter of 2024. Income provided by the Bank’s investment in Ansay & Associates, LLC totaled $1.3 million during the third quarter of 2025, up $0.1 million from the prior quarter and up $0.3 million from the prior-year third quarter. Gains on sales of mortgage loans totaled $0.5 million during the third quarter of 2025, up from $0.3 million in the prior quarter and $0.4 million in the prior-year third quarter. The Bank also experienced a $0.3 million positive valuation adjustment to its mortgage servicing rights asset during the third quarter of 2025, resulting primarily from increased balances of sold and serviced residential mortgage loans. This compared favorably to $0.1 million and $0.3 million in negative valuation adjustments during the prior quarter and prior-year third quarter, respectively.

Noninterest expense totaled $21.1 million in the third quarter of 2025, compared to $20.8 million during the prior quarter and $20.1 million during the third quarter of 2024. The primary driver of elevated noninterest expenses in the most recent quarter was outside service fees, which totaled $1.8 million, up $0.7 million from both the prior quarter and prior-year third quarter. Outside service fees related to the Bank’s acquisition of Centre 1 Bancorp, Inc., scheduled to close on January 1, 2026, totaled $0.9 million during the third quarter of 2025. Personnel expense remained well-managed, up 0.7% from the prior quarter and 3.8% from the prior-year third quarter. Year-over-year increases were primarily the result of standard cost-of-living and merit adjustments. Occupancy, equipment and office expenses, which were elevated during the second quarter of 2025 as a result of multiple branch remodels and the opening of a new branch in Sturgeon Bay, totaled $1.6 million during the most recent quarter, down $0.4 million from the prior quarter and nearly matching the prior-year third quarter.

Balance Sheet

Total assets were $4.42 billion at September 30, 2025, a $74.6 million decline from December 31, 2024, but a $125.9 million increase from September 30, 2024.

Total loans were $3.63 billion at September 30, 2025, up $112.5 million from December 31, 2024, and up $158.7 million from September 30, 2024. Total loans grew at an annualized pace of 5.5% during the third quarter of 2025.

Total deposits, nearly all of which remain core deposits, were $3.54 billion at September 30, 2025, down $122.3 million from seasonal highs at December 31, 2024, but up $54.0 million from September 30, 2024. Noninterest-bearing demand deposits comprised 28.2% of the Bank’s total deposits at September 30, 2025, compared to 28.0% and 29.3% at December 31 and September 30, 2024, respectively.

Asset Quality

Nonperforming assets at September 30, 2025 remained negligible, totaling $13.9 million compared to $9.2 million and $11.9 million at the end of the fourth and third quarters of 2024, respectively. Nonperforming assets to total assets ended the third quarter of 2025 at 0.31%, compared to 0.21% and 0.28% at the end of the fourth and third quarters of 2024, respectively.

Capital Position

Stockholders’ equity totaled $628.1 million at September 30, 2025, a decrease of $11.6 million from the end of 2024 and $0.8 million from September 30, 2024. Dividends, including a $3.50 per common share special dividend declared in the second quarter of 2025, totaling $48.1 million and repurchases of BFC common stock totaling $22.0 million outpaced earnings of $53.1 million through the first nine months of 2025, causing the decline in capital. The Bank’s book value per common share totaled $63.87 at September 30, 2025 compared to $63.89 at December 31, 2024 and $62.82 at September 30, 2024. Tangible book value per common share (non-GAAP) totaled $44.30 at September 30, 2025 compared to $44.28 at December 31, 2024 and $43.07 at September 30, 2024.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.45 per common share, payable on January 7, 2026, to shareholders of record as of December 24, 2025.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, and treasury management products at its 27 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 366 full-time equivalent staff and has assets of approximately $4.4 billion. Insurance services are available through its bond with Ansay & Associates, LLC. Trust, investment advisory, and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as tangible book value per common share and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Results of Operations:
Interest income	$55,456	$54,575	$55,048	$53,754	$54,032	$165,079	$152,651
Interest expense	17,203	17,873	18,511	18,193	18,149	53,587	50,412
Net interest income	38,253	36,702	36,537	35,561	35,883	111,492	102,239
Provision for credit losses	650	200	400	(1,000)	-	1,250	200
Net interest income after provision for credit losses	37,603	36,502	36,137	36,561	35,883	110,242	102,039
Noninterest income	5,953	4,921	6,588	4,513	4,893	17,462	15,167
Noninterest expense	21,086	20,756	20,604	19,286	20,100	62,446	59,481
Income before income tax expense	22,470	20,667	22,121	21,788	20,676	65,258	57,725
Income tax expense	4,480	3,792	3,880	4,248	4,124	12,152	9,702
Net income	$17,990	$16,875	$18,241	$17,540	$16,552	$53,106	$48,023

Earnings per Common Share (Basic and Diluted)	$1.83	$1.71	$1.82	$1.75	$1.65	$5.36	$4.75

Common Shares:
Outstanding	9,834,083	9,833,476	9,973,276	10,012,088	10,011,428	9,834,083	10,011,428
Weighted average outstanding for the period	9,834,002	9,901,391	10,001,009	10,012,013	10,012,190	9,911,522	10,107,700

Noninterest Income / Noninterest Expense:
Service charges	$2,106	$2,053	$2,011	$2,119	$2,189	$6,170	$5,924
Income from Ansay	1,314	1,153	1,181	82	1,062	3,648	3,420
Loan servicing income	736	733	732	744	733	2,201	2,194
Valuation adjustment on mortgage servicing rights	250	(99)	175	18	(344)	326	(317)
Net gain on sales of mortgage loans	482	338	334	424	377	1,154	873
Other noninterest income	1,065	743	2,155	1,126	876	3,963	3,073
Total noninterest income	$5,953	$4,921	$6,588	$4,513	$4,893	$17,462	$15,167

Personnel expense	$10,498	$10,427	$10,985	$9,886	$10,118	$31,910	$31,015
Occupancy, equipment and office	1,567	1,922	1,591	1,445	1,598	5,080	4,512
Data processing	2,506	2,620	2,444	2,687	2,502	7,570	7,005
Postage, stationery and supplies	165	259	217	224	221	641	708
Advertising	78	61	65	78	61	204	235
Charitable contributions	143	274	476	200	183	893	593
Outside service fees	1,818	1,135	788	1,135	1,103	3,741	3,425
Federal deposit insurance	540	630	630	495	495	1,800	1,355
Net gain on other real estate owned	-	(159)	-	(186)	-	(159)	(508)
Net loss on sales of securities	-	-	-	-	-	-	34
Amortization of intangibles	1,228	1,273	1,298	1,389	1,429	3,799	4,404
Other noninterest expense	2,543	2,314	2,110	1,933	2,390	6,967	6,703
Total noninterest expense	$21,086	$20,756	$20,604	$19,286	$20,100	$62,446	$59,481

Period-end Balances:
Cash and cash equivalents	$126,184	$120,328	$300,865	$261,332	$204,427	$126,184	$204,427
Securities available-for-sale, at fair value	167,125	167,209	163,743	223,061	128,438	167,125	128,438
Securities held-to-maturity, at cost	106,823	109,854	110,241	110,756	109,236	106,823	109,236
Loans	3,629,663	3,580,357	3,548,070	3,517,168	3,470,920	3,629,663	3,470,920
Allowance for credit losses - loans	(44,501)	(44,292)	(43,749)	(44,151)	(45,212)	(44,501)	(45,212)
Premises and equipment, net	78,027	75,667	72,670	71,108	69,710	78,027	69,710
Goodwill and core deposit intangible, net	192,510	193,738	195,011	196,309	197,698	192,510	197,698
Mortgage servicing rights	13,696	13,445	13,544	13,369	13,351	13,696	13,351
Other assets	150,884	148,776	144,670	146,108	145,930	150,884	145,930
Total assets	4,420,411	4,365,082	4,505,065	4,495,060	4,294,498	4,420,411	4,294,498

Deposits
Interest-bearing	2,539,476	2,605,397	2,666,693	2,636,193	2,463,083	2,539,476	2,463,083
Noninterest-bearing	999,285	990,027	1,007,525	1,024,880	1,021,658	999,285	1,021,658
Borrowings	221,941	121,915	146,890	147,372	147,346	221,941	147,346
Other liabilities	31,584	35,410	35,543	46,932	33,516	31,584	33,516
Total liabilities	3,792,286	3,752,749	3,856,651	3,855,377	3,665,603	3,792,286	3,665,603

Stockholders' equity	628,125	612,333	648,414	639,683	628,895	628,125	628,895

Book value per common share	$63.87	$62.27	$65.02	$63.89	$62.82	$63.87	$62.82
Tangible book value per common share (non-GAAP)	$44.30	$42.57	$45.46	$44.28	$43.07	$44.30	$43.07

Average Balances:
Loans	$3,600,259	$3,560,945	$3,541,995	$3,482,974	$3,450,423	$3,567,946	$3,402,001
Interest-earning assets	3,948,304	4,006,981	4,100,846	3,962,690	3,833,968	4,018,150	3,757,468
Goodwill and other intangibles, net	193,250	194,503	195,752	196,966	198,493	194,493	199,948
Total assets	4,350,555	4,407,112	4,498,891	4,360,469	4,231,112	4,418,310	4,157,121
Deposits	3,573,341	3,596,755	3,672,039	3,545,694	3,435,172	3,613,685	3,427,741
Interest-bearing liabilities	2,709,808	2,762,544	2,837,182	2,655,609	2,583,382	2,769,379	2,521,031
Stockholders' equity	620,153	623,861	645,708	634,137	620,821	629,813	614,965

Financial Ratios:
Return on average assets *	1.64%	1.54%	1.64%	1.60%	1.56%	1.61%	1.54%
Return on average common equity *	11.51%	10.85%	11.46%	11.00%	10.61%	11.27%	10.43%
Return on average tangible common equity (non-GAAP)*	16.72%	15.76%	16.44%	15.96%	15.76%	16.31%	15.46%
Average equity to average assets	14.25%	14.16%	14.35%	14.54%	14.67%	14.25%	14.79%
Stockholders' equity to assets	14.21%	14.03%	14.39%	14.23%	14.64%	14.21%	14.64%
Tangible equity to tangible assets (non-GAAP)	10.30%	10.04%	10.52%	10.31%	10.53%	10.30%	10.53%
Net interest margin, taxable equivalent *	3.88%	3.72%	3.65%	3.61%	3.76%	3.75%	3.67%
Net loan charge-offs (recoveries) to average loans *	0.00%	0.00%	0.09%	0.01%	0.04%	0.03%	-0.03%
Nonperforming loans to total loans	0.38%	0.38%	0.19%	0.24%	0.32%	0.38%	0.32%
Nonperforming assets to total assets	0.31%	0.31%	0.17%	0.21%	0.28%	0.31%	0.28%
Allowance for credit losses - loans to total loans	1.23%	1.24%	1.23%	1.26%	1.30%	1.23%	1.30%

Loan Portfolio Composition:
Commercial/industrial	$654,452	$628,527	$507,850	$500,352	$517,816	$654,452	$517,816
Commercial real estate - owner occupied	861,650	841,749	973,578	968,837	938,730	861,650	938,730
Commercial real estate - non-owner occupied	510,535	518,636	460,077	459,431	463,323	510,535	463,323
Multi-family	372,031	377,218	355,003	326,408	329,458	372,031	329,458
Construction and development	262,439	249,857	278,475	277,971	246,445	262,439	246,445
Residential 1-4 family	897,518	891,685	903,280	913,187	904,273	897,518	904,273
Consumer and other	71,038	72,685	69,807	70,982	70,875	71,038	70,875
Total	$3,629,663	$3,580,357	$3,548,070	$3,517,168	$3,470,920	$3,629,663	$3,470,920

Share Repurchases:
Total number of shares repurchased	-	143,720	61,882	-	20,748	205,602	372,402
Total dollar of shares repurchased	$-	$15,622	$6,381	$-	$1,701	$22,003	$31,227

Non-GAAP Financial Measures:
Adjusted net income reconciliation
Net income (GAAP)	$17,990	$16,875	$18,241	$17,540	$16,552	$53,106	$48,023
Acquisition related expenses	862	-	-	-	-	862	-
Gains on sales of securities and OREO valuations	-	(159)	-	(186)	-	(159)	(474)
Adjusted net income before income tax impact	18,852	16,716	18,241	17,354	16,552	53,809	47,549
Income tax impact of adjustments	(74)	33	-	39	-	(41)	100
Adjusted net income (non-GAAP)	$18,778	$16,749	$18,241	$17,393	$16,552	$53,768	$47,649

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$18,778	$16,749	$18,241	$17,393	$16,552	$53,768	$47,649
Weighted average common shares outstanding for the period	9,834,002	9,901,391	10,001,009	10,012,013	10,012,190	9,911,522	10,107,700
Adjusted earnings per share (non-GAAP)	$1.91	$1.69	$1.82	$1.74	$1.65	$5.42	$4.71

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$18,778	$16,749	$18,241	$17,393	$16,552	$53,768	$47,649
Average total assets	$4,350,555	$4,407,112	$4,498,891	$4,360,469	$4,231,112	$4,418,310	$4,157,121
Annualized return of adjusted earnings on average assets (non-GAAP)	1.71%	1.52%	1.64%	1.59%	1.57%	1.63%	1.53%

Average tangible common equity reconciliation
Total average stockholders’ equity (GAAP)	$620,153	$623,861	$645,708	$634,137	$620,821	$629,813	$614,965
Average goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Average core deposit intangible, net of amortization	(18,144)	(19,397)	(20,646)	(21,860)	(23,387)	(19,387)	(24,842)
Average tangible common equity (non-GAAP)	$426,903	$429,358	$449,956	$437,171	$422,328	$435,320	$415,017

Return on average tangible common equity calculation*
Average tangible common equity (non-GAAP)	$426,903	$429,358	$449,956	$437,171	$422,328	$435,320	$415,017
Net income	$17,990	$16,875	$18,241	$17,540	$16,552	$53,106	$48,023
Return on average tangible common equity*	16.72%	15.76%	16.44%	15.96%	15.76%	16.31%	15.46%

Tangible assets reconciliation
Total assets (GAAP)	$4,420,411	$4,365,082	$4,505,065	$4,495,060	$4,294,498	$4,420,411	$4,294,498
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(17,404)	(18,632)	(19,905)	(21,203)	(22,592)	(17,404)	(22,592)
Tangible assets (non-GAAP)	$4,227,901	$4,171,344	$4,310,054	$4,298,751	$4,096,800	$4,227,901	$4,096,800

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$628,125	$612,333	$648,414	$639,683	$628,895	$628,125	$628,895
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(17,404)	(18,632)	(19,905)	(21,203)	(22,592)	(17,404)	(22,592)
Tangible common equity (non-GAAP)	$435,615	$418,595	$453,403	$443,374	$431,197	$435,615	$431,197

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$435,615	$418,595	$453,403	$443,374	$431,197	$435,615	$431,197
Common shares outstanding at the end of the period	9,834,083	9,833,476	9,973,276	10,012,088	10,011,428	9,834,083	10,011,428
Tangible book value per common share (non-GAAP)	$44.30	$42.57	$45.46	$44.28	$43.07	$44.30	$43.07

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$435,615	$418,595	$453,403	$443,374	$431,197	$435,615	$431,197
Tangible assets (non-GAAP)	$4,227,901	$4,171,344	$4,310,054	$4,298,751	$4,096,800	$4,227,901	$4,096,800
Tangible equity to tangible assets (non-GAAP)	10.30%	10.04%	10.52%	10.31%	10.53%	10.30%	10.53%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,475,420	200,735	5.78%	$3,340,597	$192,615	5.77%
Tax-exempt	124,839	6,532	5.23%	109,826	5,161	4.70%
Securities
Taxable (available for sale)	158,821	6,747	4.25%	117,064	6,375	5.45%
Tax-exempt (available for sale)	31,172	1,109	3.56%	32,911	1,116	3.39%
Taxable (held to maturity)	106,160	4,248	4.00%	106,490	4,211	3.95%
Tax-exempt (held to maturity)	2,395	65	2.71%	3,196	84	2.63%
Cash and due from banks	49,497	2,199	4.44%	123,884	6,728	5.43%
Total interest-earning assets	3,948,304	221,635	5.61%	3,833,968	216,290	5.64%
Noninterest-earning assets	446,841			442,248
Allowance for credit losses - loans	(44,590)			(45,104)
Total assets	$4,350,555			$4,231,112
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$424,093	$9,549	2.25%	$382,388	$10,680	2.79%
Savings accounts	845,872	12,397	1.47%	820,631	12,656	1.54%
Money market accounts	660,912	16,086	2.43%	601,409	14,997	2.49%
Certificates of deposit	637,208	23,820	3.74%	625,573	26,890	4.30%
Brokered Deposits	17,929	720	4.02%	8,918	357	4.00%
Total interest-bearing deposits	2,586,014	62,572	2.42%	2,438,919	65,580	2.69%
Other borrowed funds	123,794	5,678	4.59%	144,463	6,622	4.58%
Total interest-bearing liabilities	2,709,808	68,250	2.52%	2,583,382	72,202	2.79%
Noninterest-bearing liabilities
Demand Deposits	987,327			996,253
Other liabilities	33,267			30,656
Total Liabilities	3,730,402			3,610,291
Shareholders' equity	620,153			620,821
Total liabilities & shareholders' equity	$4,350,555			$4,231,112
Net interest income on a fully taxable
equivalent basis		153,385			144,088
Less taxable equivalent adjustment		(1,619)			(1,336)
Net interest income		$151,766			$142,752
Net interest spread (3)			3.09%			2.85%
Net interest margin (4)			3.88%			3.76%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,439,635	$196,628	5.72%	$3,293,762	$183,971	5.59%
Tax-exempt	128,311	6,744	5.26%	108,239	4,970	4.59%
Securities
Taxable (available for sale)	166,060	7,203	4.34%	134,281	6,221	4.63%
Tax-exempt (available for sale)	31,569	1,124	3.56%	33,242	1,132	3.41%
Taxable (held to maturity)	106,856	4,266	3.99%	106,957	4,248	3.97%
Tax-exempt (held to maturity)	2,662	72	2.70%	3,515	92	2.62%
Cash, due from banks and other	143,057	6,340	4.43%	77,472	4,573	5.90%
Total interest-earning assets	4,018,150	222,377	5.53%	3,757,468	205,207	5.46%
Noninterest-earning assets	444,452			444,055
Allowance for loan losses	(44,292)			(44,402)
Total assets	$4,418,310			$4,157,121
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$464,551	$11,239	2.42%	$401,363	$11,337	2.82%
Savings accounts	838,609	12,226	1.46%	816,202	12,253	1.50%
Money market accounts	670,599	16,302	2.43%	611,257	14,783	2.42%
Certificates of deposit	637,211	24,726	3.88%	606,988	25,174	4.15%
Brokered Deposits	19,365	783	4.04%	3,491	131	3.75%
Total interest-bearing deposits	2,630,335	65,276	2.48%	2,439,301	63,678	2.61%
Other borrowed funds	139,044	6,369	4.58%	81,730	3,662	4.48%
Total interest-bearing liabilities	2,769,379	71,645	2.59%	2,521,031	67,340	2.67%
Noninterest-bearing liabilities
Demand Deposits	983,350			988,440
Other liabilities	35,768			32,685
Total Liabilities	3,788,497			3,542,156
Stockholders' equity	629,813			614,965
Total liabilities & stockholders' equity	$4,418,310			$4,157,121
Net interest income on a fully taxable equivalent basis		150,732			137,867
Less taxable equivalent adjustment		(1,667)			(1,301)
Net interest income		$149,065			$136,566
Net interest spread (3)			2.95%			2.79%
Net interest margin (4)			3.75%			3.67%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.